FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of July 22, 2008 by and between Pac-Van, Inc., an Indiana corporation (“Pac-Van”), and Theodore M. Mourouzis (“Employee” and collectively with Pac-Van, the “Parties”).

RECITALS

WHEREAS, the Parties entered into that certain Employment Agreement dated as of August 1, 2006 (the “Original Agreement”); and

WHEREAS, in connection with the potential acquisition of Pac-Van by General Finance Corporation ("GFN"), the Parties desire to amend the Original Agreement as set forth herein, and desire that, except as set forth in this Amendment, the Original Agreement shall remain in full force and effect.

NOW THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement (without regard to this Amendment).

2. Amendment. Reference hereby is made to the Agreement and Plan of Merger of even date herewith, among Pac-Van, Mobile Office Acquisition Corp., GFN and the other parties named therein (the "Merger Agreement"). If, and only if, the Merger (as defined in the Merger Agreement) occurs, then on the Effective Time (as defined in the Merger Agreement), Section 2 of the Original Agreement is hereby amended and restated in its entirety as follows:

“2. Term of Employment. Employee’s employment under this Agreement shall commence on August 1, 2006 and shall end on July 31, 2010 (“Initial Term”) or such earlier date on which Employee’s employment is terminated under Section 6 of this Agreement (the “Expiration Date”).”

Nothing contained herein shall obligate the parties to the Merger Agreement to complete the Merger. If the Merger Agreement is terminated prior to completion of the Merger, this Amendment shall be void and of no force and effect without any further action on the part of the parties hereto.

3. References. All references in the Original Agreement to “Agreement,” “herein,” “hereof,” or terms of like import referring to the Original Agreement or any portion thereof are hereby amended to refer to the Original Agreement as amended by this Amendment.

4. No Implied Amendments. Except as expressly provided herein, the Original Agreement is not being amended, supplemented, or otherwise modified, and the Original Agreement shall continue in force and effect in accordance with its terms.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement.

6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Indiana.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment, or caused this Amendment to be executed on its behalf by a representative duly authorized, as of the date first above written.

PAC-VAN, INC.

By:	/s/ James P. Dunmyer
Name:	James P. Dunmyer
Title:	Vice President of Finance

/s/ Theodore M. Mourouzis
Theodore M. Mourouzis